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                                                                    EXHIBIT 10.1

                             RPM INTERNATIONAL INC.

          RPM INTERNATIONAL INC. 2004 OMNIBUS EQUITY AND INCENTIVE PLAN

                       STOCK APPRECIATION RIGHTS AGREEMENT

     THIS STOCK APPRECIATION RIGHTS AGREEMENT (the "Agreement"), is entered into as of this 5th day of October, 2005 (the "Effective Date"), by and between RPM International Inc., a Delaware corporation (the "Company"), and
___________________________________________ (the "Grantee").

                                   WITNESSETH:

     WHEREAS, the Compensation Committee of the Board of Directors (the "Compensation Committee") administers the RPM International Inc. 2004 Omnibus Equity and Incentive Plan (the "Plan"); and

     WHEREAS, the Committee desires to provide the Grantee with Stock Appreciation Rights under the Plan upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, the Company and the Grantee agree as follows:

     1. Definitions. Unless otherwise specified in this Agreement, capitalized terms shall have the meanings attributed to them under the Plan.

     2. Grant of Stock Appreciation Rights. As of the Effective Date, the Company grants to the Grantee __________________________________________________
Stock Appreciation Rights ("SARs") which are units with values measured by reference to increases in the Fair Market Value of shares of common stock, par value $.01 per share, of RPM International Inc. ("Common Stock") over $___________________, which is the closing price of a share of Common Stock (as reported in the principal consolidated transaction reporting system for the New York Stock Exchange) on the Effective Date.

     3. Exercise Dates. Except as provided in Sections 4 and 5, no SARs are exercisable until the one (1) year anniversary of the Effective Date. Provided that the Grantee continues to be an employee of the Company, its Subsidiaries or Allied Enterprises until the dates set forth below, the Grantee will be entitled to exercise the SARs in accordance with the following schedule:
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
Date as of Which SARs May Be   Percentage of SARs Which
          Exercised                May Be Exercised
----------------------------   ------------------------
On and after October 5, 2006              25%
On and after October 5, 2007              50%
On and after October 5, 2008              75%
On and after October 5, 2009             100%

So long as the Grantee shall continue to be an employee of the Company, a Subsidiary or Allied Enterprise, the Grantee shall not be considered to have experienced a break in continuous employment because of: (a) any temporary leave of absence approved in writing by the Company, a Subsidiary or Allied Enterprise; or (b) any change of duties or position (including transfer to or from a Subsidiary).

     4. Termination of Employment.

          (a) Normal Retirement. If the Compensation Committee determines in its sole and exclusive discretion that the Grantee's employment with the Company, its Subsidiaries and Allied Enterprises has terminated due to Normal Retirement, the Grantee will have the immediate right (notwithstanding the provisions of Section 3) to exercise all of the SARs, subject to the requirements of Section 8. "Normal Retirement" is the Grantee's voluntary retirement (and not termination of employment by the Company, a Subsidiary or Allied Enterprise, whether with or without cause) after attaining age fifty-five (55) and completing at least five (5) consecutive years of service with the Company, its Subsidiaries and/or Allied Enterprises prior to termination of this Agreement. Upon Normal Retirement, the exercise rights shall terminate upon the earlier of the date which is three (3) years after the date of such retirement or the last day of the term of this Agreement.

          (b) Death or Total Disability. If the Grantee dies or becomes totally disabled (within the meaning of the Company's group long-term disability plan) while an employee or within thirty (30) days of the Grantee's having ceased to be an employee by reason of discharge, the Grantee's Beneficiary or Beneficiaries shall have the immediate right (notwithstanding the provisions of Section 3) to exercise all of the SARs. Such exercise rights shall in any event terminate upon the earlier of the date one (1) year from the date of the Grantee's termination of employment by reason of death, total disability or discharge or the last day of the term of this Agreement.

          (c) Reasons Other Than Normal Retirement, Death or Total Disability. If the Compensation Committee determines in its sole and exclusive discretion that the Grantee's employment with the Company, its Subsidiaries and Allied Enterprises has


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     terminated for reasons other than those described in subsections (a) or (b)
     above, generally the Grantee will forfeit all SARs which have not become exercisable as of such date; provided, however, that upon written request, the Compensation Committee in its sole and exclusive discretion may determine (but shall not be under any obligation to determine) that additional SARs may become exercisable. If the Compensation Committee determines in its sole and exclusive discretion that such employment has terminated due to discharge, any accrued exercise rights with respect to exercisable SARs will terminate upon the earlier of the date thirty (30) days from the date of such termination of employment or the last day of the term of this Agreement. If the Compensation Committee determines in its sole and exclusive discretion that such employment has terminated due to a voluntary quit, any accrued exercise rights will terminate immediately.

     5. Change in Control. If a Change in Control as defined in the Plan has occurred or an event has occurred that the Board of Directors, in the good faith exercise of its discretion, determines to be a Change in Control, the Grantee shall have the immediate right (notwithstanding the provisions of Section 3) to exercise all of the SARs, subject to the requirements of Section 8. Notwithstanding anything in this Agreement to the contrary, in the event of a Change in Control, the Compensation Committee may require that the Grantee exercise the SARs within a prescribed period shorter than the term of this Agreement or otherwise completely forfeit the SARs.

     6. Exercise of SARs. The SARs may be exercised by delivery of a completed Notice of Exercise of SARs (obtainable from the Designated Representative) setting forth the number of SARs being exercised to the Designated Representative at the address listed in Section 12(i).

     7. Distributions.

          (a) Definitions.

               i. Exercise Date. The "Exercise Date" is the date that the Designated Representative accepts delivery of a properly completed Notice of Exercise of SARs.

               ii. Exercise Price. The "Exercise Price" is the closing price of a share of Common Stock (as reported in the principal consolidated transaction reporting system for the New York Stock Exchange) on the Effective Date which is set forth in Section 2. Except as otherwise provided in Section 12(a), the Compensation Committee cannot adjust the Exercise Price after the Effective Date.

          (b) Distribution Value. Except as may otherwise be provided in Section 9(e) of the Plan (relating to the Exercise Price for exercises by Section 16 Persons under limited circumstances) and Section 8 of this Agreement, upon exercise of SARs, the Grantee will be entitled to a distribution equal to the product of i. and ii., where:


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               i. equals the number of SARs being exercised; and

               ii. equals the excess of the closing price of a share of Common Stock (as reported in the principal consolidated transaction reporting system for the New York Stock Exchange) on the Exercise Date over the Exercise Price.

          (c) Procedures. Except as the Compensation Committee may otherwise direct in its sole and exclusive discretion, the Designated Representative will distribute to the Grantee, as soon as practicable after the Exercise Date, shares of Common Stock with a Fair Market Value equal to the distribution value and cash in an amount equal to the value of any fractional share.

     8. Sale of Shares of Stock to Satisfy Tax Obligations. Prior to issuing shares of stock pursuant to Section 7, the Compensation Committee will cause to be sold a portion of the stock sufficient to satisfy the Grantee's projected tax liability (as described in Section 14 of the Plan) resulting from the exercise of SARs. The Grantee will provide such irrevocable Stock Powers or additional information and documentation as the Company deems necessary to complete such sale. The Compensation Committee will cause the proceeds of such sale to be delivered to the appropriate taxing authorities in satisfaction of such tax liabilities. The Compensation Committee may, in its sole and exclusive discretion, require that any distributions to the Grantee's Beneficiary or Beneficiaries be subject to this sale requirement.

     9. Designation of Beneficiary. By properly executing and delivering a Designation of Beneficiary Form to the Designated Representative at the address listed in Section 12(i), the Grantee may designate an individual or individuals as his or her Beneficiary or Beneficiaries under the Plan. In the event that the Grantee fails to properly designate a Beneficiary, his or her interests under the Plan will pass to the person or persons in the first of the following classes in which there are any survivors: (i) spouse at the time of death; (ii) issue, per stirpes; (iii) parents; and (iv) the executor or administrator of estate. Except as the Compensation Committee may determine in its sole and exclusive discretion, a properly completed Designation of Beneficiary Form shall be deemed to revoke all prior designations upon its receipt and approval by the Designated Representative.

     10. Non-Transferability and Certificate Legends. The SARs have not been registered under the Securities Act of 1933, as amended (the "Act"). The SARs and any shares of Common Stock distributed to the Grantee or a Beneficiary may not be sold, transferred or otherwise disposed of unless a registration statement under the Act with respect to the SARs or Common Stock, as applicable, has become effective or unless the Grantee or Beneficiary establishes to the satisfaction of the Company that an exemption from such registration is available. The shares of Common Stock will bear legends stating the substance of any such restrictions, as well as any other restrictions the Compensation Committee deems necessary or appropriate.

     11. Termination of Agreement. This Agreement will terminate on the earliest of: (1) the date my employment with the Company, its Subsidiaries or Allied Enterprises terminates and I do not have a vested interest in the SARs; (2) the date immediately preceding the tenth (10th) anniversary of the date of this Agreement; or (3) such date as may be designated by the


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Company's Board of Directors or Compensation Committee. Any terms or conditions of this Agreement that the Company determines are necessary to effectuate its purposes will survive the termination of this Agreement.

     12. Miscellaneous Provisions.

          a. Effect of Corporate Reorganization or other Changes Affecting Number or Kind of Common Stock. In the event of a liquidation, recapitalization, reorganization, redesignation or reclassification, split-up, reverse split, merger, consolidation, stock dividend, combination, exchange for other securities, a sale of all or substantially all assets or the like with respect to the Company or its Common Stock, the Compensation Committee may appropriately adjust the number and kind of stock appreciation rights under this Agreement to reflect such change. As used in this Agreement, the term "SARs" will be deemed to include any such stock appreciation rights.

          b. Successors in Interest. This Agreement will bind and inure to the benefit of the Company and the Grantee, and their respective successors, assigns and legal representatives.

          c. Integration. This Agreement, together with the Plan, constitutes the entire agreement between the Grantee and the Company with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except pursuant to the terms of the Plan or by a writing signed by the person or persons sought to be bound by such modification, amendment, renewal, termination or waiver. Any waiver of any term, condition or breach thereof will not be a waiver of any other term or condition or of the same term or condition for the future, or of any subsequent breach.

          d.   Notice. Any notice relating to this grant must be in writing.

          e. No Employment Right Created. Nothing in this Agreement will be construed to confer upon the Grantee the right to continue in the employment or service of the Company, its Subsidiaries or Allied Enterprises, or to be employed or serve in any particular position therewith, or affect any right which the Company, its Subsidiaries or an Allied Enterprise may have to terminate the Grantee's employment or service with or without cause.

          f. Separability. In the event of the invalidity of any part or provision of this Agreement, such invalidity will not affect the enforceability of any other part or provision of this Agreement.


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          g.   Section Headings. The section headings of this Agreement are for convenience and reference only and are not intended to define, extend or limit the contents of the sections.

          h. Amendment, Waiver and Revocation of Terms. Except as otherwise provided in the Plan and Section 12(k) of this Agreement, the Compensation Committee may waive any term or condition in this Agreement that could have been excluded on the date of grant. No such waiver will be deemed to be a waiver of similar terms under other agreements. Except as otherwise provided in the Plan and
               Section 12(k) of this Agreement, the Compensation Committee may amend this Agreement to include or exclude any provision which could have been included in, or excluded from, this Agreement on the date of grant, but only with my written consent. Similarly, the Compensation Committee may revoke this Agreement at any time except that, after execution of the Agreement and its delivery to the Designated Representative, revocation may only be accomplished with my written consent.

          i. Plan Administration. The Plan is administered by the Compensation Committee, which has sole and exclusive power and discretion to interpret, administer, implement, construe and determine benefits under the Plan and this Agreement. All elections, notices and correspondence relating to the Plan should be directed to the Designated Representative at:

                    RPM International Inc.
                    P.O. Box 777
                    2628 Pearl Road
                    Medina, OH 44258
                    Attn: Director of Human Resources & Administration

          j. Governing Law. Except as may otherwise be provided in the Plan, this Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

          k. Internal Revenue Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, the SARs are intended to meet any applicable requirements for exclusion from coverage under Section 409A of the Internal Revenue Code (the "Code") and this Agreement shall be construed and administered accordingly. Without limiting the foregoing, unless and until different requirements for exclusion from coverage under Section 409A of the Code become available or effective: (1) the SARs exercise price may never be less than the Fair Market Value of the underlying Common Stock on the date of this Agreement (and Fair Market Value shall be determined in a manner consistent with any applicable requirements for exclusion from coverage); (2) only Common Stock may


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               be delivered in settlement of the SARs upon exercise; and (3) in no event shall the Grantee be permitted to defer compensation relating to the SARs (except for the inherent deferral of recognition of income until the exercise of the SARs) under the Plan or otherwise. Furthermore, in the event that the requirements for exclusion from coverage under Section 409A are liberalized, or different features are made available contingent upon compliance with certain requirements, the Committee may, in its sole and absolute discretion, amend this Agreement in a manner consistent with those liberalized requirements or to permit the Company, the Grantee or both to take advantage of those different features.

     IN WITNESS WHEREOF, THE Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Grantee has hereunto set his hand.

Grantee                                 RPM International Inc.


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Print Name:                             By:
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Date:                                   Its:
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